UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of earliest event reported: September 21, 2004

Date of report: September 24, 2004

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
Ferrellgas, L.P.
Ferrellgas Finance Corp.

        (Exact name of registrants as specified in their charters)

Delaware Delaware Delaware Delaware	001-11331 333-06693 000-50182 000-50183	43-1698480 43-1742520 43-1698481 14-1866671
(States or other jurisdictions of incorporation)	Commission file numbers	(I.R.S. Employer Identification Nos.)

One Liberty Plaza, Liberty, Missouri 64068

_________________

        (Address of principal executive offices) (Zip Code)

(816) 792-1600

(Registrants’ telephone number, including area code)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On Tuesday, September 21, 2004, Ferrellgas, L.P. and its wholly-owned subsidiary, Ferrellgas Receivables, LLC, entered into an amendment to a Receivables Purchase Agreement dated September 26, 2000 among Ferrellgas Receivables, Ferrellgas, L.P., Jupiter Securitization Corporation, the financial institutions from time to time party thereto and Bank One, NA. As a result of the amendment, the terms and conditions of the accounts receivable securitization facility remain substantially the same other than:

o	the extension of the 364-day accounts receivable securitization facility until September 20, 2005; and

o	Ferrellgas, L.P.'s ability to obtain increased fundings from the facility by the transfer of additional, available trade accounts receivable.

        The amendment to the Receivables Purchase Agreement referenced above is filed as Exhibit 10.1 to this Current Report and is hereby incorporated by reference into the above description of such amendment.

        Statements in this Current Report concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the our Annual Report on Form 10-K for the fiscal year ended July 31, 2003 and other documents filed by us from time to time with the SEC.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial statements of business acquired.

      Not applicable.

      (b) Pro forma financial information.

      Not applicable.

      (c) The following material is filed as an exhibit to this Current Report on Form 8-K.

      The exhibits listed in the Index to Exhibits are filed as part of this Current Report on Form 8-K.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FERRELLGAS PARTNERS, L.P. By Ferrellgas, Inc. its general partner
Date: September 24, 2004	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS PARTNERS FINANCE CORP.
Date: September 24, 2004	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS, L.P. By Ferrellgas, Inc. its general partner
Date: September 24, 2004	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS FINANCE CORP.
Date: September 24, 2004	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Fifth Amendment to the Receivables Purchase Agreement dated as of September 21, 2004, among Ferrellgas Receivables, L.L.C., as seller, Ferrellgas, L.P., as servicer, Jupiter Securitization Corporation, the financial institutions from time to time party hereto, and Bank One, NA, main office Chicago, as agent.